UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2022

Entera Bio Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel	001-38556	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

KIRYAT HADASSAH, MINRAV BUILDING – FIFTH FLOOR, JERUSALEM, Israel 9112002
(Address of principal executive offices) (Zip Code)

+972-2-532-7151
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of NIS 0.0000769	ENTX	Nasdaq Capital Market
Warrants, each Warrant exercisable for half of an Ordinary Share at an exercise price of $5.85 per Ordinary Share	ENTXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On July 13, 2022, the Board of Directors (the “Board”) of Entera Bio Ltd., a company organized under the laws of the State of Israel (the “Company”), appointed Miranda J. Toledano, one of the Company’s existing directors and the Company’s Chief Business Officer, Chief Financial Officer and Head of Corporate Strategy, as the Company’s Chief Executive Officer (principal executive officer), which appointment became effective on July 15, 2022 concurrently with the effectiveness of the separation from the Company of Dr. Spiros Jamas, as described below.

Ms. Toledano, who is 45 years old, has served as a member of the Board since September 2018, as a Member of the Scientific Advisory Committee of the Board since February 2022 and has been the Company’s Chief Business Officer, Chief Financial Officer and Head of Corporate Strategy since May 2022. Ms. Toledano has over 20 years of strategic C-level leadership, principal investment and Wall Street and capital market experience in the biotech sector. Previously, Ms. Toledano served as Chief Operating Officer, Chief Financial Officer and Director of TRIGR Therapeutics, an oncology focused, clinical stage bispecific antibody company acquired by Compass Therapeutics (Nasdaq: CMPX) in June 2021. At TRIGR, Ms. Toledano oversaw the clinical development of lead asset TR009 (now CTX-009) and led strategic execution, including a $117 million China License Transaction and acquisition by CMPX. Previously, Ms. Toledano served as Head of Healthcare Investment Banking at MLV & Co. (acquired by B. Riley FBR & Co.), where she completed biotech equity financings (IPOs, ATMs, and follow-ons) totaling over $4 billion in aggregate value. Earlier in her career, Ms. Toledano served as vice president in the investment group of Royalty Pharma (Nasdaq: RPRX).  Ms. Toledano is also a member of the board of directors of Journey Medical (Nasdaq: DERM) and NEXGEL (Nasdaq: NXGL).  Ms. Toledano holds a B.A. in Economics from Tufts University and an MBA in Finance and Entrepreneurship from the NYU Stern School of Business.

In connection with Ms. Toledano’s appointment as Chief Executive Officer, on July 15, 2022, Ms. Toledano and the Company entered into an amended and restated employment agreement (the “A&R Employment Agreement”), which amends and restates Ms. Toledano’s original employment agreement, dated as of May 16, 2022 (the “Prior Employment Agreement”).  The material terms of the Prior Employment Agreement remain unchanged, except that the A&R Employment Agreement provides for (i) Ms. Toledano’s service as Chief Executive Officer, (ii) an annual  employer cost of $380,000 inclusive of base salary, pension payments, severance and disability benefits as required under Israeli law, (iii) eligibility to receive an annual bonus in an amount equal to 60% of Ms. Toledano’s annual base salary, (iv) a one-time separation payment in the total amount of 12 months of salary and an extension of the exercise period with respect to vested options for a period of up to two-years post-termination, in each case in the event of the termination of Ms. Toledano’s employment by the Company for any reason other than for Cause (as defined in the A&R Employment Agreement), (v) an additional grant of options (the “Options”) pursuant to the Company’s 2018 Equity Incentive Plan to purchase 600,000 ordinary shares, par value NIS 0.0000769 per share (“ordinary shares”), of the Company at an exercise price of $1.40, which was the closing price of the ordinary shares on the date the Board approved such option grant and (vi), upon the Company’s achievement of certain performance or financial milestones, a grant of options (the “Additional Options”) to purchase an additional 200,000 ordinary shares pursuant to the Company’s 2018 Equity Incentive Plan at an exercise price equal to the closing price of the ordinary shares on the date the Board approves such option grant. The Options will vest over four years, with 25% of the Options vesting on July 15, 2023 and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment. The Additional Options will vest over four years, with 25% of the Additional Options vesting on the first anniversary of the grant date and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment.

Ms. Toledano’s compensation terms, as described above, are subject to approval by the Company’s shareholders under applicable Israeli law, which the Company expects to seek at its next annual meeting of shareholders.

The foregoing description of the A&R Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of the A&R Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

There are no family relationships between Ms. Toledano and any director or executive officer of the Company, and, except as described in this Current Report on Form 8-K, Ms. Toledano does not have any other direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Toledano and any other persons pursuant to which she was selected as Chief Executive Officer.

Appointment of Chief Financial Officer

In connection with her appointment as Chief Executive Officer, Ms. Toledano will no longer serve as the Company’s Chief Financial Officer (principal financial officer) effective on July 15, 2022.  On July 13, 2022, the Board appointed Dana Yaacov-Garbeli, who is the Company’s Israel-based Chief Financial Officer and principal accounting officer, to serve as the Company’s Chief Financial Officer (principal financial officer) effective on July 15, 2022.

Ms. Yaacov-Garbeli, who is 38 years old, has served as the Company’s Israel-based Chief Financial Officer since June 2019. Ms. Yaacov-Garbeli has over 15 years of chief finance and accounting experience. She previously served as Senior Manager at PwC Israel overseeing audits of public and private companies.  She is an expert in financial planning, operations management, external and internal audit for public multinational companies under US GAAP, IFRS and PCAOB standards. Ms. Yaacov-Garbeli is also a partner at A2Z-Finance, a company that provides financial and accounting services.  Ms. Yaacov-Garbeli holds a B.A in accounting and business management and an MBA in financial management from The College of Management and Academic studies. Ms. Yaacov-Garbeli is a Certified Public Accountant in Israel.

There are no family relationships between Ms. Yaacov-Garbeli and any director or executive officer of the Company, and Ms. Yaacov-Garbeli does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Yaacov-Garbeli any other persons pursuant to which she was selected as Chief Financial Officer.

Separation of Dr. Spiros Jamas

On July 13, 2022, the Company and Dr. Spiros Jamas, the Company’s former Chief Executive Officer, entered into a mutual separation agreement (the “Separation Agreement”), pursuant to which the parties agreed that Dr. Jamas would resign from his position as the Company’s Chief Executive Officer, effective July 15, 2022 (the “Separation Date”). Pursuant to the Separation Agreement, Dr. Jamas’ employment agreement, dated November 30, 2020, terminated, other than with respect to those provisions intended to survive termination, including those with respect to confidentiality, non-competition, non-solicitation and intellectual property.

Pursuant to the terms of the Separation Agreement, Dr. Jamas is entitled to receive payment for all accrued but unpaid base salary through the Separation Date, unused paid time off through the Separation Date, reimbursement for unreimbursed business expenses properly incurred pursuant to the Company’s applicable expense reimbursement policy, and benefits provided under the Company’s employee benefit plan. In addition, in consideration for Dr. Jamas’ execution of the Separation Agreement and non-revocation of a waiver and release of claims relating thereto, Dr. Jamas will be entitled to the following benefits under the Separation Agreement:

•	a one-time lump sum payment of Dr. Jamas’ annual base salary for a period of thirteen (13) months, for a total gross amount equal to $411,666.67, after the expiration of the revocation period;

•
an extension of the exercise period for the vested portion of the share option granted to Dr. Jamas on January 4, 2021 pursuant to the terms of the Company’s 2018 Equity Incentive Plan, representing collectively 492,832 ordinary shares, through the end of a two-year period commencing on the Separation Date.

Under the Separation Agreement, Dr. Jamas has agreed to cooperate with and assist the Company regarding certain matters and transitioning his employment duties and responsibilities. Subject to certain exceptions and limitations, the Separation Agreement includes a general release of claims by Dr. Jamas in favor of the Company and certain related persons and parties, and customary non-disparagement provisions. The Separation Agreement also includes certain other customary representations, warranties and covenants of Dr. Jamas. The Separation Agreement supersedes all other agreements or arrangements between Dr. Jamas and the Company regarding the subject matter of the agreement, including those with respect to severance payments and benefits.

The foregoing description of the Separation Agreement is only a summary and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Amended and Restated Employment Agreement, dated July 15, 2022, by and between Entera Bio Ltd. and Miranda Toledano

10.2	Mutual Separation Agreement, dated July 13, 2022, by and between Entera Bio Ltd. and Dr. Spiros Jamas.

104	Cover Page Interactive Data File.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERA BIO LTD.

Date: July 18, 2022	By:	/s/ Miranda J. Toledano
Name: Miranda J. Toledano Title: Chief Executive Officer